Exhibit 10.1

SXITH AMENDMENT
TO THE ASSET PURCHASE AGREEMENT

Dated May 15, 2009

among

RCLC, Inc. (formally known as RONSON CORPORATION),
a New Jersey corporation,

and

RONSON AVIATION, INC.,
a New Jersey corporation,

SELLER,

HAWTHORNE TTN HOLDINGS, LLC
a Delaware Limited Liability Company,

BUYER.

Sale by RCLC, Inc. (formally known as Ronson Corporation) of
Certain of the Assets and
the Business of its Wholly Owned Subsidiary,
Ronson Aviation, Inc. to

Hawthorne TTN Holdings, LLC

WHEREAS, RCLC, Inc. (formally known as RONSON CORPORATION), a New Jersey corporation (“Parent”), and RONSON AVIATION, INC., a New Jersey Corporation (“Aviation”) (Parent and Aviation hereinafter referred to together as “Seller”), and Hawthorne TTN Holdings, LLC, a Delaware limited liability company (“Buyer”) entered into that certain ASSET PURCHASE AGREEMENT (“APA”) dated May 15, 2009; and

WHEREAS, Seller and Buyer entered into the First Amendment to the Asset Purchase Agreement on or about October 15, 2009 extending the Closing Date to on or before December 31, 2009; and

WHEREAS, Seller and Buyer entered into the Second Amendment of the Asset Purchase Agreement extending the Closing date to March 5, 2010; and

WHEREAS, Seller and Buyer entered into the Third Amendment of the Asset Purchase Agreement extending the Closing Date to March 26, 2010; and

WHEREAS, Seller and Buyer entered into the Fourth Amendment of the Asset Purchase Agreement, which among other things, extended the Closing Date to March 31, 2010; and

WHEREAS, Seller and Buyer entered into the Fifth Amendment of the Asset Purchase Agreement, which among other things, extended the Closing Date to April 14, 2010; and

WHEREAS, Seller and Buyer wish to further extend the closing date to April 30, 2010; and

WHEREAS, Seller and Buyer wish to amend Section 6(l) concerning Exclusivity and Section 19 concerning Termination;

NOW THEREFORE, the parties hereby agree as follows:

1.	Section 3 of the APA is amended to provide that the Closing Date shall be on or before April 30, 2010.

2.
Section 6(l) is amended to provide that Seller is entitled to offer, subject to Buyer’s rights under the APA, to sell to a third party the assets or business of Aviation during the term of this extension.  Seller, however, cannot enter into an agreement with such third party until after April 30, 2010 or such later date that the parties may agree to by way of a further amendment to the APA (hereinafter the “Extension Date”).

3.
Section 19 of the APA is amended to eliminate the obligation of the Seller and/or the Parent to pay to the Buyer the sum of $400,000 as a termination fee in the event Seller and/or Parent enter into an agreement to sell the assets of Aviation to a third party after the Extension Date, provided Seller does not terminate the APA prior to the Extension Date.

4.	In all other respects, the APA and the prior five Amendments thereto shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement the day and year first above written.

RCLC, Inc. (formally known as RONSON CORPORATION)

	BY:	/s/Joel Getzler
Joel Getzler
Chief Reconstruction Officer
Dated:

RONSON AVIATION, INC.

	BY:	/s/Joel Getzler
Joel Getzler
Chief Reconstruction Officer
Dated:

HAWTHORNE TTN HOLDINGS, LLC

	BY:	/s/Steven Levesque
Steven Levesque
President, Hawthorne Corp.,
Managing Member
Dated: